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                                                                  EXHIBIT 23.1

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00436) pertaining to the 1995 Director's Stock Option Plan, the
1995 Employee Stock Purchase Plan, the 1995 Stock Option Plan and the 1987
Stock Option Plan of our report dated February 6, 1997, with respect to the consolidated financial statements of KeraVision, Inc. included in its Annual report (Form 10-K) for the year ended December 31, 1996.

                                        ERNST & YOUNG LLP

San Jose, California
March 28, 1997